EXHIBIT 99.1

Global Geophysical Services, Inc. to Present at Barclays Capital CEO Energy-Power Conference

HOUSTON, Sept. 9, 2010 (GLOBE NEWSWIRE) -- Global Geophysical Services Inc. (NYSE:GGS)  announced today that Richard Degner, President and CEO, and Mathew Verghese, Senior Vice President and CFO, will present at the Barclays Capital 2010 CEO Energy-Power Conference in New York, NY on Thursday, September 16, 2010 at 2:25 PM EDT.

Presentation materials and a link to the live webcast will be available on Global's website at http://www.globalgeophysical.com/content.aspx?cid=198 on the day of the presentation.

About Global Geophysical

Global Geophysical Services, headquartered in Houston, TX, provides an integrated suite of seismic data solutions to the global oil and gas industry including high resolution RG-3D Reservoir GradeTM (RG3D) seismic data acquisition, microseismic monitoring, seismic data processing and interpretation services, and multi client data products. Global Geophysical Services combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients. To learn more about Global Geophysical Services, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT:  Global Geophysical Services, Inc.
          Mathew Verghese, Chief Financial Officer
          713-808-1750
          www.globalgeophysical.com